Exhibit 99.1

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

INDEX

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet, April 25, 2006	F-3

Statement of Operations, from inception
(August 10, 2005) to April 25, 2006	F-4

Statement of Stockholders’ Equity, from inception
(August 10, 2005) to April 25, 2006	F-5

Statement of Cash Flows, from inception
(August 10, 2005) to April 25, 2006	F-6

Notes to Financial Statements	F-7 –F-11

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

Global Services Partners Acquisition Corp.

Falls Church, Virginia

We have audited the accompanying balance sheet of Global Services Partners Acquisition Corp. (a corporation in the development stage) as of April 25, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (August 10, 2005) to April 25, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Services Partners Acquisition Corp. as of April 25, 2006, and its results of operations and its cash flows for the period from inception (August 10, 2005) to April 25, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York
April 25, 2006

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

Balance Sheet

April 25, 2006

ASSETS
Current Assets:
Cash and cash equivalents	$1,759,401
Cash held in Trust (Note 1)	30,199,000
Prepaid expenses	5,500

Total assets	$31,963,901

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Notes payable to initial securityholders (Note 6)	$52,500
Accrued registration costs	135,629
Accrued expenses	9,431

Total current liabilities	197,560

Common stock, Class B subject to possible conversion to cash (1,195,402 shares at conversion value)	6,036,780

Commitments (Note 5)

Stockholders’ Equity (Note 2, 7 and 8):

Preferred stock, par value $.0001 per share, 5,000 shares authorized, 0 shares issued	—

Common stock, par value $.0001 per share, 24,000,000 shares authorized, 920,100 shares issued and outstanding	92

Common stock, Class B, par value $.0001 per share, 7,000,000 shares authorized, 4,784,598 shares issued and outstanding (excluding 1,195,402 shares subject to possible conversion)	478

Additional paid-in-capital	25,745,936
Deficit accumulated in the development stage	(16,945)

Total stockholders’ equity	25,729,561

Total liabilities and stockholders’ equity	$31,963,901

See Notes to Financial Statements

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

Statement of Operations

From inception (August 10, 2005) to April 25, 2006

Revenue	$—

Operating expenses:
Formation and operating costs (Note 5)	16,945

Loss before provision for income taxes	(16,945)

Provision for income taxes (Note 4)	—

Net loss for the period	$(16,945)

Weighted average number of shares outstanding, basic and diluted	26,741

Net loss per share, basic and diluted	$(0.63)

See Notes to Financial Statements

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

Statement of Stockholders’ Equity

From inception (August 10, 2005) to April 25, 2006

	Common Stock		Common Stock, Class B		Additional Paid -In	Deficit accumulated in the development
	Shares	Amount	Shares	Amount	Capital	stage	Total
Balance, August 10, 2005 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Common Stock for cash	100	—	—	—	500	—	500

Value of 3,075,000 Warrants at $0.05 Per Warrant	—	—	—	—	153,750	—	153,750

Proceeds from sale of underwriters’ purchase option	—	—	—	—	100	—	100

Sale of 460,000 Series A Units and 2,990,000 Series B Units through public offering net of underwriter’s discount and offering expenses and net of proceeds of $6,036,780 allocable to 1,195,402 shares of common stock, Class B subject to possible conversion	920,000	92	4,784,598	478	25,591,586	—	25,592,156

Net loss for the period	—	—	—	—	—	(16,945)	(16,945)

Balance, April 25, 2006	920,100	$92	4,784,598	$478	$25,745,936	$(16,945)	$25,729,561

See Notes to Financial Statements

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

Statement of Cash Flows

From inception (August 10, 2005) to April 25, 2006

OPERATING ACTIVITIES
Net loss for the period	$(16,945)
Change in operating asset and liability:
Increase in prepaid expenses	(5,500)
Increase in accrued expenses	9,431

Net cash used in operating activities	(13,014)

INVESTING ACTIVITIES
Cash contributed to Trust Fund	(30,199,000)

Net cash used in investing activities	(30,199,000)

FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholder	500
Proceeds from issuance of warrants	153,750
Proceeds from notes payable to initial securityholders	52,500
Proceeds from sale of underwriters’ purchase option	100
Portion of net proceeds from sale of Series B units through public offering allocable to shares of common stock, Class B subject to possible conversion	6,036,780
Net proceeds from sale of units through public offering allocable to stockholders’ equity	25,727,785

Net cash provided by financing activities	31,971,415

Net increase in cash and cash equivalents	1,759,401

Cash and cash equivalents
Beginning of period	—

End of period	$1,759,401

Supplemental disclosure of non-cash financing activities:
Accrued registration costs	$135,629

Fair value of underwriter purchase option included in offering costs	$360,000

See Notes to Financial Statements

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

NOTE 1 - DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION

Organization and activities – Global Services Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business (a “Target Business”). All activity from inception (August 10, 2005) through April 25, 2006 is related to the Company’s formation and capital raising activities. The Company has selected July 31 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on April 18, 2006. The Company consummated the Offering on April 25, 2006 for net proceeds of approximately $31.6 million. The Company’s management has broad authority with respect to the application of the proceeds of such offering although substantially all of the proceeds of such offering are intended to be applied generally toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with a Target Business (a “Business Combination”). Pending such a Business Combination, substantially all of the proceeds of any initial public offering would be held in trust (“Trust Fund”) to be returned to the holders of Class B common stock if a Business Combination is not contracted in 18 months, or consummated in 24 months, subsequent to the initial public offering (the “Target Business Acquisition Period”). In the event there is no Business Combination, the Company will dissolve and any remaining net assets, after the distribution of the Trust Fund to Class B stockholders, will be distributed to the holders of common stock sold in the Offering.

Both the common stock and the Class B common stock have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the Target Business Acquisition Period, the Trust Fund would be distributed pro-rata to all of the Class B common stockholders and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares.

Common stockholders will not receive any of the proceeds from the Trust Fund should a Business Combination not be consummated.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the Class B common stockholders of the Company. Class B stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the “Conversion Right”). The actual per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon) as of two business days prior to the proposed Business Combination, divided by the number of Class B shares sold in the Offering, or approximately $5.05 per share based on the value of the Trust Fund as of April 25, 2006. As a result of the Conversion Right, $6,036,780 has been classified in Common Stock, Class B subject to possible conversion on the accompanying balance sheet as of April 25, 2006. In the event that holders of a majority of the outstanding shares of Class B common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding Class B common stock do not exercise their Conversion Rights, the Business Combination may then be consummated. Upon completion of such Business Combination and the payment of any Conversion Rights (and related cancellation of Class B common stock), the remaining shares of Class B common stock would be converted to common stock.

NOTE 2 - OFFERING

In its initial public offering, effective April 18, 2006 (closed on April 25, 2006), the Company sold to the public 460,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 2,990,000 Series B Units (the “Series B Units” or a “Series B Unit”) at a price of $8.50 and $10.10 per unit, respectively, inclusive of an option issued to the underwriters to purchase additional Series A Units and Series B Units, which was exercised in full. Proceeds from the initial public offering, totaled approximately $31.6 million, which was net of approximately $2.5 million in underwriting and other expenses. Each Series A Unit consists of two shares of the Company’s common stock, and ten Class Z Warrants (a “Class Z Warrant”). Each Series B Unit consists of two shares of the Company’s Class B common stock, and two Class W Warrants (a “Class W Warrant”).

Each Class W Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, subject to adjustment in certain circumstances, commencing on the later of (a) April 18,

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

2007 and (b) the completion of a Business Combination. The Class W Warrants will expire on April 17, 2011 or earlier upon redemption. Each Class Z Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, subject to adjustment in certain circumstances, commencing on the later of (a) April 18, 2007 and (b) the completion of a Business Combination. The Class Z Warrants will expire on April 17, 2013 or earlier upon redemption. The Company may redeem the outstanding Class W Warrants and/or Class Z Warrants with the prior consent of HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters of the Offering, in whole and not in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

The Company has also sold to certain of the underwriters for an aggregate of $100, an option (the “Underwriter’s Purchase Option” or “UPO”) to purchase up to a total of 20,000 additional Series A Units and/or 130,000 additional Series B Units (see Note 8).

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share - Net loss per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding.

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock is antidilutive, they have been excluded from the Company’s computation of net loss per share. Therefore, basic and diluted loss per share were the same for the period from inception (August 10, 2005) through April 25, 2006.

Fair Value of Financial Instruments and Derivatives - The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at April 25, 2006.

The Company accounts for derivative instruments in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments imbedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. Accounting for the changes in the fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of the relationships designated are based on the exposures hedged. Changes in the fair value of derivative instruments which are not designated as hedges are recognized in earnings as other income (loss).

Use of Estimates - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

Income Taxes - Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements - The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4 - INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s future tax assets are as follows:

Tax effect of the operating loss carryforward	$5,300
Other deferred tax assets	1,150
Less valuation allowance	(6,450)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it believes it is not more likely than not that sufficient taxable income will be realized during the carry-forward period to utilize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2025.

NOTE 5 - COMMITMENTS

Administrative Services

The Company has agreed to pay an affiliate of a certain securityholder, $7,500 per month, commencing on the effective date of the Offering, April 18, 2006, and continuing through the consummation of a Business Combination, for office, secretarial and administrative services. An amount of $1,875 has been included in formation and operating costs for the period ended April 25, 2006 for such services.

Financial Advisory Services

HCFP has been engaged by the Company to act as the Company’s non-exclusive investment banker in connection with a proposed Business Combination. For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay HCFP a cash transaction fee of $900,000 upon consummation of a Business Combination.

Solicitation Services

The Company has engaged HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company will pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised after April 18, 2007 if the exercise is solicited by HCFP.

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

NOTE 6 - NOTES PAYABLE

In August 2005, the Company’s initial securityholders advanced the Company $52,500 in the form of non-interest bearing notes. Such notes will be repaid from the proceeds of the Offering.

NOTE 7 - PREFERRED STOCK

The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE 8 - WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Warrants

In August, 2005, the Company sold and issued Class W Warrants to purchase 1,537,500 shares of the Company’s common stock, and Class Z Warrants to purchase 1,537,500 shares of the Company’s common stock, for an aggregate purchase price of $153,750, or $0.05 per warrant.

Each Class W Warrant is exercisable for one share of common stock. Except as set forth below, the Class W Warrants entitle the holder to purchase shares at $5.00, subject to adjustment in certain circumstances, for a period commencing on the later of: (a) completion of the Business Combination and (b) April 18, 2007 and ending April 17, 2011.

Each Class Z Warrant is exercisable for one share of common stock. Except as set forth below, the Class Z Warrants entitle the holder to purchase shares at $5.00, subject to adjustment in certain circumstances, for a period commencing on the later of: (a) completion of the Business Combination and (b) April 18, 2007 and ending April 17, 2013.

The Class W Warrants and Class Z Warrants issued may be exercised with cash on or prior to their respective expiration dates. However, the Class W Warrants and Class Z Warrants issued will not be exercisable unless at the time of exercise the Company has a current prospectus relating to the Company’s common stock issuable upon exercise of the warrants and the common stock has been registered, qualified or deemed to be exempt under the applicable securities laws. In accordance with the terms of the Company’s warrant agreement, the Company has agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the Class W Warrants and Class Z Warrants issued until the expiration of such warrants. However, there can be no assurance that the Company will be able to do so. The holders of Class W Warrants and Class Z Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

The Class W and Class Z Warrants held by the initial securityholders are also subject to a registration rights agreement. On January 31, 2006, the Company and the initial securityholders entered into a registration rights agreement and a letter agreement which revised the terms of the Company’s obligations under the warrant and registration right agreement to clarify that the Company will only deliver unregistered common shares upon exercise of the warrants held by the initial securityholders. Although the Company’s initial securityholders may make a written demand that the Company file a registration statement, the Company is only required to use its

Global Services Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

best efforts to cause the registration statement to be declared effective and, once effective, only to use its best efforts to maintain its effectiveness. Accordingly, the Company’s obligation is merely to use its best efforts in connection with the registration rights agreement and upon exercise of the warrants, the Company can satisfy its obligation by delivering unregistered shares of common stock.

Prior to entering into the registration rights agreement and the letter agreement with the initial securityholders, the Company accounted for the Class W and Class Z Warrants issued to such securityholders as liabilities in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Accordingly, the Company recorded the fair value of the warrants of $153,750 as a non-current liability on its balance sheet from the date of issuance through January 31, 2006. As a result of entering into the registration rights agreement, the warrants no longer are accounted for as liabilities and were classified in stockholders’ equity. No income (loss) was recorded related to recording the derivative to market value as there was no change in the fair value of such securities. The Company determined the fair value of the Class W and Class Z Warrants issued in August 2005 based on the aggregate purchase price paid to the Company of $153,750, or $0.05 per Warrant. On January 31, 2006, the date of reclassification of the Warrants from liability to equity, the Company estimated that the fair value of the Class W and Class Z Warrants was still $0.05 per Warrant.

The Class W Warrants and Class Z Warrants outstanding prior to the Offering, all of which are held by the Company’s initial securityholders or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such securityholders or their affiliates. Except as set forth in the preceding sentence, the Company may redeem the Class W Warrants and/or Class Z Warrants with the prior consent of HCFP, the representative of the underwriters in the Offering, in whole or in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

Underwriter Purchase Option

In connection with the Offering, the Company has issued to certain of the underwriters an option (the “UPO”) for an aggregate of $100 to purchase up to 20,000 Series A Units at an exercise price of $14.025 per unit and/or up to 130,000 Series B Units at an exercise price of $16.665 per unit on the later of (a) completion of a Business Combination and (b) April 18, 2007 and ending April 17, 2011. The fair value of the UPO, inclusive of the receipt of the $100 cash payment, has been accounted as an expense of the Offering resulting in a charge directly to stockholders’ equity with a corresponding credit to additional paid-in-capital. The Company determined the fair value of the UPO of approximately $360,000 using a Black-Scholes option-pricing model. The fair value of the UPO granted was estimated as of the date of issuance using the following assumptions: (1) expected volatility of 37.566%, (2) risk-free interest rate of 4.92% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash. The Class W Warrants and Class Z Warrants underlying the Series A Units and Series B Units within the UPO will be exercisable at $5.50 per share.